                       STOCK OPTION AGREEMENT

                           (Executive)

     This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between PAULA FINANCIAL, a California corporation (the "Company"), and the person named below as Employee.

     WHEREAS, Employee is an employee of the Company, and

     WHEREAS, the compensation committee of the Board of Directors of the Company (the "Committee") has approved the grant to Employee of an option to purchase shares of the common stock, no par value, of the Company (the "Common Stock"), on the other terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1. GRANT OF OPTION: CERTAIN TERMS AND CONDITIONS. The Company hereby grants to Employee, and Employee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 o'clock p.m., Pacific Time, on the Expiration Date indicated below and shall be subject to all of -the terms and conditions set forth in this Agreement (the "Option"). The Option shall become exercisable to purchase ("vest with respect to") the Option Shares as indicated below.

    Employee:

    Date of Grant:                     October 26, 1996

    Number of share purchasable:

    Exercise Price per share:          $19.00

    Vesting Period:                    20% on Date of Grant, 20% per year on
                                       each anniversary of the Date of Grant.

    Expiration Date:                   October 25, 2006

The Option is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

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     2.     TERMINATION OF OPTION.

     (a)    Termination of Employment.

            (i) Retirement. In the event that Employee shall cease to be an employee of the Company or any of its subsidiaries (such event shall be referred to herein as the "Termination" of Employee's "Employment") by reason of Employee's retirement in accordance with the Company's then-current retirement policy ("Retirement"), then the Option shall terminate upon the earlier of the Expiration Date or six months following a Liquidity Event. However, if a Liquidity Event has occurred prior to the Termination of Employment, then the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Retirement.

A "Liquidity Event" shall mean:

            (X) the closing of a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of shares of Common Stock of the Company in which the aggregate price paid for such shares by the public is equal to or greater than $20,000,000; or

            (Y) the date the Company agrees to make a market for the securities issuable upon exercise of this Option at the fair market value of such securities.

            (Z) the closing of an acquisition or merger of the Company as a result of which the Option (pursuant to Section 3 hereof) becomes exercisable for securities of a Company that are traded on a national securities exchange or quoted through the NASDAQ National Market System.

            (ii) DEATH OR PERMANENT DISABILITY. If Employee's Employment is Terminated by reason of the death or Permanent Disability (as hereinafter defined) of Employee, then the Option shall terminate upon the earlier of the Expiration Date or six months following a Liquidity Event. However, if a Liquidity Event has occurred prior to the Termination of Employment, then the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board in such form and manner, and at such times, as the Board may require. Any determination by the Board that Employee does not have a Permanent Disability shall be final and binding upon the Company and Employee.

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            (iii)   OTHER TERMINATION. If Employee's Employment is Terminated
for no reason, or for any reason (including resignation) other than Retirement, death, Permanent Disability or For Cause, then the Option shall terminate upon the earlier of the Expiration Date or six months following a Liquidity Event. However, if a Liquidity Event has occurred prior to the Termination of Employment, then the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment.

            (iv) TERMINATION FOR CAUSE. If Employee's Employment is Terminated For Cause, then the Option shall terminate 30 days after the date of such Termination of Employment. "For Cause" shall mean commission of a felony, or grossly negligent or willful injury to the Company.

     (b) OTHER EVENTS CAUSING TERMINATION OF OPTION. Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board and the shareholders of the Company:

            (i)     the dissolution of the Company;

            (ii) a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise; or

            (iii) any transaction the terms of which provide that the Employee will immediately receive the spread between the fair market value of the securities underlying this Option and the Exercise Price if the Board of Directors, in their sole discretion, determine to so terminate this Option in connection with such transaction.

     3. ADJUSTMENTS. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(b) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

     4. EXERCISE. The Option shall be exercisable during Employee's lifetime only by Employee or by his or her guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or

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

applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company or, in whole or in part:

            (a) by the delivery to the Company of a promissory note in a form and amount satisfactory to the Committee; or

            (b) by the delivery to the Company of a certificate or certificates representing shares of Common Stock which have been held by Employee for at least six months, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate fair market value (as determined by the Committee in their good faith and reasonable judgment) thereof on the date of such exercise).

     5. PAYMENT OF WITHHOLDING TAXES. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Employee shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check, or, in whole or in part, by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance or by instructing the Company to withhold and retain that number of shares otherwise issuable upon exercise of the Option having an aggregate fair market value (as determined by the Committee in their good faith and reasonable judgment) equal to such amount.

     6. NOTICES. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at:

300 North Lake Avenue, Suite 300
Pasadena, California 91101
Attention: Chief Financial Officer

or to Employee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

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     7.     STOCK EXCHANGE REQUIREMENTS. APPLICABLE LAWS. Notwithstanding
anything to the contrary in this Agreement, the Option may not be exercised and no certificate representing all or any part of the shares issuable hereunder shall be issued or delivered, if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such exercisabilty, issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement or law or of any administrative or regulatory body having jurisdiction over the Company.

     8. NONTRANSFERABILITY. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

     9. PLAN. The Option is being awarded pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time provided, however, that no such amendment shall deprive Employee, without his or her consent, of the Option or any of Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee. Until the Option shall be exercised or be forfeited, the Company shall, upon written request therefor, send a copy of the Plan, in its current form, to the holder of record of the Option.

     10. SHAREHOLDER RIGHTS. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

     11. EMPLOYMENT RIGHTS. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than participation in the Plan pursuant to this Agreement. Employee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

     12. GOVERNING LAW. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California.

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     13.    FINANCIAL STATEMENTS.  So long as this Option is outstanding, the
Company shall provide annual audited financial statements to the Employee.

     IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the Date of Grant.

                                           PAULA FINANClAL

                                           By:
                                              -----------------------
                                               Title:

                                           EMPLOYEE

                                           --------------------------
                                           Signature

                                           --------------------------
                                           Street Address

                                           --------------------------
                                           City, State and Zip Code

                                           --------------------------
                                           Social Security Number


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